Exhibit 10.7

FORM OF

RALLIANT CORPORATION 2025 STOCK INCENTIVE PLAN

1.	Purpose of the Plan; Effective Date.

(a)	Purpose. Ralliant Corporation, a Delaware corporation, wishes to recruit and retain key Employees, Directors and Consultants and to motivate them to contribute to the growth and profitability of the Company. To further these objectives, the Company established the Ralliant Corporation 2025 Stock Incentive Plan. Under the Plan, the Company may make grants of Options, Stock Appreciation Rights, Restricted Stock Grants, Restricted Stock Units, Other Stock-Based Awards and Conversion Awards. The Company may also make direct grants of Common Stock in the form of Restricted Stock Grants to Participants as a bonus or other incentive or grant such stock in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans.

(b)	Effective Date. The 2025 Stock Incentive Plan became effective on the date on which the Spin-Off occurred (the “Effective Date”). Prior to the Effective Date, the Plan was approved by the Board and by Fortive, as the sole shareholder of the Company.

2.	Definitions. As used herein, the following definitions shall apply:

“Administrator” means the Compensation Committee of the Board, unless the Board specifies another committee or the Board elects to act in such capacity.

“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock Grants, Restricted Stock Units, Other Stock-Based Awards or Conversion Awards (each as defined below).

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the regulations issued with respect thereof.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock of the Company.

“Company” means Ralliant Corporation, a Delaware corporation.

“Conversion Award” means an Award granted pursuant to Section 11 of the Plan.

“Consultant” means any person engaged as a consultant or advisor of the Company or an Eligible Subsidiary for whom a Form S-8 Registration Statement is available for the issuance of securities.

“Date of Grant” means the date as of which the Administrator grants an Award to a person.

“Disability” means a Participant, as determined by the Administrator, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

“Early Retirement” means an employee voluntarily ceases to be an Employee and the Administrator determines (either initially or subsequent to the grant of the relevant Award) that the cessation constitutes Retirement for purposes of this Plan. In deciding whether a termination of employment is an Early Retirement, the Administrator need not consider the definition under any other Company benefit plan.

“Eligible Director” (or “Director”) means a non-employee director of the Company or one of its Eligible Subsidiaries.

“Eligible Subsidiary” means each of the Company’s Subsidiaries, except as the Administrator otherwise specifies.

“Employee” means any person employed as an employee of the Company or an Eligible Subsidiary.

“Employee Matters Agreement” means the Employee Matters Agreement entered into between the Company and Fortive in connection with the Spin-Off.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Price” means, in the case of an Option, the value of the consideration that an Optionee must provide in exchange for one share of Common Stock. In the case of a SAR, “Exercise Price,” means an amount which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

“Fortive” shall mean Fortive Corporation, a corporation organized under the laws of the State of Delaware.

“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock for purposes of the Plan which will be determined as follows:

(i)	If the Common Stock is traded on the New York Stock Exchange or other national securities exchange, the closing sale price on that date or, if the given date is not a trading day, the closing sale price for the immediately preceding trading day; or

(ii)	If the Common Stock is not traded on the New York Stock Exchange or other national securities exchange, the Fair Market Value thereof shall be determined in good faith by the Administrator and in compliance with Code Section 409A.

“Full Value Award” means any Award settled in shares of Common Stock, other than (i) an Option, (ii) a Stock Appreciation Right, (iii) an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value on the date of grant of the shares subject to such Award, or (iv) an Other Stock-Based Award based solely on appreciation in the Fair Market Value of the Common Stock.

“Gross Misconduct” means the Participant has:

(i)	Committed fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any Subsidiary thereof, or any other action in willful disregard of the interests of the Company or any Subsidiary thereof;

(ii)	Been convicted of, or pled guilty or no contest to, (i) a felony, (ii) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (iii) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of the Company or any Subsidiary;

(iii)	Refused or willfully failed to adequately perform any duties assigned to him/her; or

(iv)	Refused or willfully failed to comply with standards, policies or procedures of the Company or any Subsidiary thereof, including without limitation the Company’s Standards of Conduct as amended from time to time.

“Incentive Stock Option” or “ISO” means a stock option intended to qualify as an incentive stock option within the meaning of Code Section 422.

“Normal Retirement” means an employee voluntarily ceases to be an Employee at or after reaching age sixty-five (65).

“Option” means a stock option granted pursuant to Section 6 of the Plan that is not an ISO, entitling the Optionee to purchase shares of Common Stock at a specified price.

“Optionee” means an Employee, Consultant, or Director who has been granted an Option under this Plan or, where appropriate, a person authorized to exercise an Option in place of the intended original Optionee.

“Other Stock-Based Awards” are Awards (other than Options, SARs, RSUs and Restricted Stock Grants) granted under Section 10 of the Plan that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

“Participant” means Optionees and Recipients, collectively. The term “Participant” also includes, where appropriate, a person authorized to exercise an Option or hold or receive another Award in place of the intended original Optionee or Recipient.

“Performance Objectives” means one or more objective or subjective performance factors as determined by the Administrator with respect to each Performance Period.

“Performance Period” means a period for which Performance Objectives are set and during which performance is to be measured to determine whether a Participant is entitled to payment in respect of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Unless otherwise designated by the Administrator, the Performance Period will be based on the calendar year.

“Plan” means this 2025 Stock Incentive Plan, as amended from time to time.

“Ralliant” shall mean Ralliant Corporation, a Delaware corporation.

“Recipient” means an Employee, Consultant, or Director who has been granted an Award other than an Option under this Plan or, where appropriate, a person authorized to hold or receive such an Award in place of the intended original Recipient.

“Restricted Stock Grant” means a direct grant of Common Stock, as awarded under Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an unfunded right to receive (if conditions are met) one share of Common Stock, as awarded under Section 9 of the Plan.

“Retirement” means both Early Retirement and Normal Retirement, as defined herein.

“Spin-Off” means the distribution of all the outstanding shares of Common Stock to stockholders of Fortive in 2025 pursuant to the Separation and Distribution Agreement between the Company and Fortive entered into in connection with such distribution.

“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock Appreciation Right” or “SAR” means any right granted under Section 7 of the Plan.

“Subsidiary” means any corporation, limited liability company, partnership or other entity (other than the Company) in an unbroken chain beginning with the Company if, at the time an Award is granted to a Participant under the Plan, each of such entities (other than the last entity in the unbroken chain) owns stock or other equity possessing twenty percent (20%) or more of the total combined voting power of all classes of stock or equity in one of the other entities in such chain.

“Substantial Corporate Change” has the meaning set forth in Section 17(a) of the Plan.

3.	Eligibility. All Employees, Consultants, and Directors are eligible for Awards under this Plan. Eligible Employees, Consultants, and Directors become Optionees or Recipients when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan.

4.	Administration of the Plan.

(a)	The Administrator. The Administrator of the Plan is the Compensation Committee of the Board, unless the Board specifies another committee or the Board elects to act in such capacity. The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions to Employees (other than the power to grant awards to Eligible Directors or Section 16 Persons), to the extent permitted under applicable Delaware corporate law.

(b)	Rule 16b-3 Compliance. Awards to Section 16 Persons shall be made only by either (i) a Committee (or a subcommittee of the Committee) consisting solely of two or more non-employee Directors or (ii) the Board, in either case in accordance with Rule 16b-3.

(c)	Powers of the Administrator. The Administrator’s powers will include, but not be limited to, the power to: construe and interpret the terms of the Plan and Awards granted pursuant to the Plan (including the power to remedy any ambiguity, inconsistency, or omission); amend, waive, or extend any provision or limitation of any Award (except as limited by the terms of the Plan); in order to fulfill the purposes of the Plan and without amending the Plan, vary the terms of or modify Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs; and adopt such procedures as are necessary or appropriate to carry out the foregoing.

(d)	Granting of Awards. Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the Optionees and the Recipients of other Awards and will determine either initially or subsequent to the grant of the relevant Award:

(i)	the terms of such Awards;

(ii)	the schedule for exercisability and nonforfeitability, including any requirements that the Participant or the Company satisfy performance criteria or Performance Objectives, and the acceleration of the exercisability or nonforfeitability of the Awards (for the avoidance of doubt, the Administrator shall have discretion to accelerate the vesting of all or a portion of any performance-based vesting conditions or Performance Objectives);

(iii)	the time and conditions for expiration of the Awards; and

(iv)	the form of payment due upon exercise or grant of Awards.

Notwithstanding anything to the contrary in this Plan, the Administrator may in its sole discretion reduce or eliminate a Participant’s unvested Award or Awards if he or she changes classification from a full-time Employee to a part-time Employee.

(e)	Substitutions. The Administrator may also grant Awards in conversion or replacement of or substitution for options or other equity awards or interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the awards or interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires. Notwithstanding anything in the foregoing to the contrary, any Award to any Participant who is a U.S. taxpayer will be adjusted appropriately pursuant to Code Section 409A.

(f)	Effect of Administrator’s Decision. The Administrator’s determinations under the Plan need not be uniform and need not consider whether actual or potential Participants are similarly situated. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

(g)	Minimum Vesting Schedule. Notwithstanding anything to the contrary in this Plan, each Award granted under this Plan shall be subject to a minimum vesting schedule or performance period, as applicable, of not less than one (1) year; provided, however, that up to five percent (5%) of the shares authorized for grant under this Plan may be issued without regard to the foregoing minimum vesting period and that, for purposes of Awards granted to Directors, “one (1) year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting as long as such period of time is not less than fifty (50) weeks, and provided, further, that the Administrator may waive the restrictions set forth in this sentence in its sole discretion (i) in the event of death, Disability, Retirement or a Substantial Corporate Change and (ii) for Awards granted in settlement of an obligation to pay cash under the Company’s compensatory plans and deferred compensation arrangements. For purposes of clarity, the minimum vesting schedules set forth in this Section 4(g) shall not apply to Conversion Awards.

5.	Stock Subject to the Plan.

(a)	Share Limits; Shares Available. Except as adjusted below in the event of a Substantial Corporate Change or as provided under Section 16 of the Plan, the aggregate number of shares of Common Stock that may be issued under the Awards (including Conversion Awards) may not exceed [(•)] shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award (including any Conversion Award) expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards. Any such returning shares of Common Stock shall be credited to the share reserve set forth above on the same basis as the original Award was debited. Any shares of Common Stock surrendered for the payment of the Exercise Price under Options or SARs or for withholding taxes, and shares of Common Stock repurchased in the open market with the proceeds of an Option exercise, may not again be made available for issuance under the Plan. Shares of Common Stock issued to convert, replace or adjust outstanding Options or other equity- compensation awards in connection with a merger or acquisition, as permitted by NYSE Listed Company Manual Section 303A.08 or any successor provision, shall not reduce the number of shares available for issuance under the Plan.

(b)	Director Share Limits. Subject to adjustment as provided in Section 16 of the Plan, the Fair Market Value of the shares of Common Stock subject to any Full Value Award granted to any Director during any one calendar year, together with the value (as determined by the Committee in its sole discretion) of any Awards other than Full Value Awards granted to such Director in such calendar year, shall not exceed five hundred thousand dollars ($500,000) in the aggregate; provided that such limitation shall not apply to any Awards granted at the election of the Director in lieu of cash compensation otherwise payable to the Director for service on the Board or any committee thereof.

(c)	Stockholder Rights; Dividend and Dividend Equivalent. Except for Restricted Stock Grants, the Participant will have no rights of a stockholder with respect to the shares of Common Stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or, as applicable, the grant or nonforfeitability, of an Award. No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise or nonforfeitability, as applicable. For the sake of clarity, no dividends or “dividend equivalents” corresponding to an Award may be delivered prior to the vesting of such Award. Any dividends or “dividend equivalents” that have accrued or are credited shall be delivered if and only to the same extent the Award to which such dividend or “dividend equivalent” relates vests.

(d)	Fractional Shares. The Company will not issue fractional shares of Common Stock pursuant to the exercise or vesting of an Award. Any fractional share will be rounded up and issued to the Participant in a whole share, except to the extent that such rounding would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, in which case fractional shares will be rounded down.

6.	Terms and Conditions of Options.

(a)	General. Options granted to Employees, Consultants, and Directors are not intended to qualify as Incentive Stock Options. Other than as provided under Section 16 of the Plan and except in connection with a merger, acquisition, spinoff, or other similar corporate transaction, the Administrator may not (1) reduce the Exercise Price of any outstanding Option, (2) cancel and re-grant any outstanding Option under the Plan with a lower exercise price, or (3) cancel underwater options for cash, unless in each case the Company’s stockholders have approved such action. Subject to the foregoing, the Administrator may set whatever conditions it considers appropriate for the Options, including time-based and/or performance-based vesting conditions.

(b)	Exercise Price. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, except in the event of an Option substitution as contemplated by Section 4(e) of the Plan, as provided under Section 16 of the Plan or in connection with the issuance of Conversion Awards. The Company may use the consideration it receives from the Optionee for general corporate purposes.

(c)	Exercisability. The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise of an Option beyond the tenth anniversary of its Date of Grant. Options will become exercisable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Optionee may exercise any portion of an Option. If the Administrator does not specify otherwise at the Date of Grant, Options for Employees will become exercisable as to one-fifth of the covered shares of Common Stock on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will be exercisable in full as of the Date of Grant.

(d)	Method of Exercise. To exercise any exercisable portion of an Option, the Optionee must:

(i)	Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue and specifying the number of shares of Common Stock underlying the portion of the Option the Optionee is exercising;

(ii)	Pay the full Exercise Price by cashier’s or certified check or wire transfer of immediately available funds for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

(iii)	Deliver to the Secretary of the Company (or to whomever the Administrator designates) such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the shares of Common Stock issued upon the exercise be delivered, either in certificate form or in book entry form, to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the shares are delivered to the broker, either in certificate form or in book entry form, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

The Administrator may agree to payment through the tender to the Company of shares of Common Stock. Shares of Common Stock offered as payment will be valued, for purposes of determining the extent to which the Optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise.

(e)	Term. No one may exercise an Option more than ten years after its Date of Grant.

(f)	Automatic Exercise of Certain Expiring Options. Notwithstanding any other provision of this Plan or any Award Agreement (other than this Section), on the last trading day on which all or a portion of an outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a share of Common Stock exceeds the per share Exercise Price of the Option by at least $.01 (such expiring portion of an Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Optionee shall be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section. In the event of an automatic exercise pursuant to this Section, the Company shall reduce the number of shares of Common Stock issued to the Optionee upon such Optionee’s automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Optionee’s Exercise Price obligation for the Auto-Exercise Eligible Option, and (2) the minimum applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements arising upon the automatic exercise (unless the Administrator deems that a different method of satisfying such withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Common Stock as of the close of trading on the date of exercise. In accordance with procedures established by the Administrator, an Optionee may notify the Company’s record-keeper in writing in advance that he or she does not wish for the Auto-Exercise Eligible Option to be exercised. This Section shall not apply to any Option to the extent that the Administrator determines that this Section causes the Option to fail to qualify for favorable tax treatment under applicable law. In its discretion, the Company may determine to cease automatically exercising Options at any time.

7.	Terms and Conditions of Stock Appreciation Rights.

(a)	General. A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Administrator), equal to the excess of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price. The Administrator shall be subject to the same limitations on the reduction of an SAR Exercise Price as is applicable to the reduction of the Exercise Price of an Option under Section 6(a) of the Plan.

(b)	Exercise Price. The Administrator will establish in its sole discretion the Exercise Price of a SAR and all other applicable terms and conditions, including time-based and/or performance-based vesting conditions. The Exercise Price for the SAR may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, except in the event of an SAR substitution as contemplated by Section 4(e) of the Plan, as provided under Section 16 below or in connection with the issuance of any SAR that is granted in tandem with an Option.

(c)	Exercisability. The Administrator will determine the times and conditions for exercise of each SAR but may not extend the period for exercise of a SAR beyond the tenth anniversary of its Date of Grant. SARs will become exercisable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Participant may exercise any portion of a SAR. If the Administrator does not specify otherwise, SARs will become exercisable as to one-fifth of the covered shares of Common Stock on each of the first five anniversaries of the Date of Grant.

(d)	Term. No one may exercise a SAR more than ten years after its Date of Grant.

8.	Terms and Conditions of Restricted Stock Grants.

(a)	General. A Restricted Stock Grant is a direct grant of Common Stock, subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions or Performance Objectives, as determined by the Administrator. The Company shall issue the shares to each Recipient of a Restricted Stock Grant either (i) in certificate form or (ii) in book entry form, registered in the name of the Recipient, with legends or notations, as applicable, referring to the terms, conditions, and restrictions applicable to the Award; provided that the Company may require that any stock certificates evidencing Restricted Stock Grants be held in the custody of the Company or its agent until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Grant, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award.

(b)	Purchase Price. The Administrator may satisfy any Delaware corporate law requirements regarding adequate consideration for Restricted Stock Grants by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the Recipients at least the par value for the shares of Common Stock covered by the Restricted Stock Grant.

(c)	Lapse of Restrictions. The shares of Common Stock underlying such Restricted Stock Grants will become nonforfeitable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such Restricted Stock Grants will lapse. If the Administrator does not specify otherwise, any time-based vesting restrictions on Restricted Stock Grants will lapse as to one-half of the covered shares of Common Stock on each of the fourth and fifth anniversaries of the Date of Grant. Unless otherwise specified by the Administrator, any performance-based vesting conditions or Performance Objectives must be satisfied, if at all, prior to the 10th anniversary of the Date of Grant.

(d)	Rights as a Stockholder. A Recipient who is awarded a Restricted Stock Grant under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, provided, however, that any dividends paid on the shares of Common Stock underlying such Restricted Stock Grant will be accumulated and delivered if and only to the same extent as the Restricted Stock Grant vests. After the lapse of the restrictions without forfeiture in respect of the Restricted Stock Grant, the Company shall remove any legends or notations referring to the terms, conditions and restrictions on such shares of Common Stock and, if certificated, deliver to the Participant the certificate or certificates evidencing the number of such shares of Common Stock.

9.	Terms and Conditions of Restricted Stock Units.

(a)	General. RSUs shall be credited as a bookkeeping entry in the name of the Recipient in an account maintained by the Company. No shares of Common Stock are actually issued to the Recipient in respect of RSUs on the Date of Grant. Shares of Common Stock shall be issuable to the Recipient only upon the lapse of such restrictions and satisfaction of such vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions or Performance Objectives, as determined by the Administrator.

(b)	Purchase Price. The Administrator may satisfy any Delaware corporate law requirements regarding adequate consideration for RSUs by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the Recipients at least the par value for the shares of Common Stock covered by the RSUs.

(c)	Lapse of Restrictions. RSUs will vest and the underlying shares of Common Stock will become nonforfeitable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such RSUs will lapse. If the Administrator does not specify otherwise, any time-based vesting restrictions on RSUs will lapse as to one-half of the covered shares of Common Stock on each of the fourth and fifth anniversaries of the Date of Grant. Unless otherwise specified by the Administrator, any performance-based vesting conditions or Performance Objectives must be satisfied, if at all, prior to the 10th anniversary of the Date of Grant.

(d)	Rights as a Stockholder. A Recipient who is awarded RSUs under the Plan shall possess no incidents of ownership with respect to the underlying shares of Common Stock.

10.	Terms and Conditions of Other Stock-Based Awards. The Administrator may grant Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards and all other terms and conditions applicable to such Awards will be determined by the Administrator in its sole discretion.

11.	Converted Ralliant Awards. The Company is authorized to issue Awards (“Conversion Awards”) in connection with the equitable adjustment of certain equity-based awards granted by Fortive prior to the Spin-Off (collectively, the “Fortive Awards”). Notwithstanding any other provision of the Plan to the contrary, each Conversion Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to adjustment of such Award in accordance with a formula for conversion and/or replacement of the Fortive Awards as determined by the Compensation Committee of Fortive in a manner consistent with the Employee Matters Agreement, and shall be administered in accordance with the administrative procedures in effect under this Plan.

12.	Termination of Employment. Unless the Administrator determines otherwise (either initially or subsequent to the grant of the relevant Award), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s employment, where termination of employment means the time when the active employer-employee or other active service- providing relationship between the Participant and the Company or an Eligible Subsidiary ends for any reason, including Retirement. For purposes of Awards granted under this Plan, the Administrator shall have sole discretion to determine whether a Participant has ceased to be actively employed by (or, in the case of a Consultant or Director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. For the avoidance of doubt, a Participant’s active employer- employee or other active service-providing relationship shall not be extended by any notice period mandated under local law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to local law), and in the event of a Participant’s termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise any Option or SAR after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under local law. Unless the Administrator provides otherwise (either initially or subsequent to the grant of the relevant Award) (1) termination of employment will include instances in which a common law employee is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of a Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary shall constitute a termination of employment or service.

(a)	General. Upon termination of employment for any reason other than death, Early Retirement or (with respect to Options and SARs) Normal Retirement, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration. The vested portion of any outstanding RSUs or Other Stock-Based Awards shall be settled upon termination and, except as set forth in subsections (b) – (h) of this Section 12, the Participant shall have a period of ninety (90) days, commencing with the first date the Participant is no longer actively employed, to exercise the vested portion of any outstanding Options or SARs, subject to the term of the Option or SAR; provided, however, that if the exercise of an Option or SAR following termination of employment (to the extent such post-termination exercise is permitted under this Section 12(a)) is not covered by an effective registration statement on file with the U.S. Securities and Exchange Commission, then the Option or SAR shall terminate upon the later of (i) thirty (30) days after such exercise becomes covered by an effective registration statement, or (ii) the end of the original post-termination exercise period; provided, however, that in no event may an Option or SAR be exercised after the expiration of the term of the Award.

(b)	Normal Retirement. Upon termination of employment by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award (i) subject to the term of the Award any Options or SARs held by the Participant as of the Normal Retirement date will remain outstanding, continue to vest and may be exercised until the fifth anniversary of the Normal Retirement (or if earlier, the termination date of the Award), and (ii) all unvested portions of any other outstanding Awards (including without limitation RSUs and Restricted Stock Grants) shall be immediately forfeited without consideration.

(c)	Early Retirement. Upon termination of employment by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award (i) the time-based vesting of any portion of any RSU or Restricted Stock Grant scheduled to vest during the five-year period immediately following such Early Retirement shall be accelerated (provided that if any performance-based vesting conditions or Performance Objectives remain unsatisfied as of the Early Retirement date (and the relevant Performance Period has not expired), the Award shall remain outstanding for up to five years after such date (or, if earlier, up to the termination date of the Award) to determine whether such conditions or objectives become satisfied and the Award shall become fully vested once it has been determined that such conditions or objectives have been satisfied within the applicable period (at which point, the vested shares of Common Stock will be delivered to the Participant)), and any portion of such Award subject to time- based vesting conditions not scheduled to vest until after the fifth anniversary of such Early Retirement shall be forfeited, and (ii) subject to the term of the Award any Options or SARs held by the Participant as of the Early Retirement date will remain outstanding, continue to vest and may be exercised until the fifth anniversary of the Early Retirement (or if earlier, the termination date of the Award). Notwithstanding anything to the contrary in this Plan, in connection with any determination to grant Early Retirement to a Participant the Administrator in its sole discretion may determine to grant Early Retirement with respect to a specified portion, but less than all, of the Participant’s outstanding Awards.

(d)	Death. Upon termination of employment by reason of the Participant’s death:

(i)	All unexpired Options and SARs will become fully exercisable and, subject to the term of the Option or SAR, may be exercised for a period of twelve months thereafter by the personal representative of the Participant’s estate or any other person to whom the Option or SAR is transferred under a will or under the applicable laws of descent and distribution.

(ii)	A portion of the outstanding RSUs and Restricted Stock Grants shall become vested which will be determined as follows. With respect to each portion of an Award of RSUs or Restricted Stock Grant that is scheduled to vest on a particular vesting date, upon the Participant’s death, a pro rata amount of the RSUs or the Restricted Stock Grant will vest based on the number of complete twelve-month periods between the Date of Grant and the date of death (provided that any partial twelve-month period between the Date of Grant and the date of death shall also be considered a complete twelve-month period for purposes of this pro-ration methodology), divided by the total number of twelve-month periods between the Date of Grant and the particular, scheduled vesting date. Any fractional right to a share of Common Stock that results from applying the pro rata methodology described herein shall be rounded up to a right to a whole share.

(iii)	With respect to any Award other than an Option, SAR, RSU or Restricted Stock Grant, all unvested portions of the Award shall be immediately forfeited without consideration, unless otherwise provided by the Administrator.

(e)	Disability. Upon termination of employment by reason of the Participant’s Disability, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration. The vested portion of any Option or SAR will remain outstanding and, subject to the term of the Option or SAR, may be exercised by the Participant at any time until the first anniversary of the Participant’s termination of employment for Disability. The vested portion of any Award other than an Option or SAR shall be settled upon termination of employment.

(f)	Gross Misconduct. Upon termination of employment by reason of the Participant’s Gross Misconduct, as determined by the Administrator, all unexercised Options and SARs, unvested portions of RSUs, unvested portions of Restricted Stock Grants and unvested portions of any Other Stock-Based Awards granted under the Plan shall terminate and be forfeited immediately without consideration. Without limiting the foregoing provision, a Participant’s termination of employment shall be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed that would have justified a termination for Gross Misconduct.

(g)	Post-Termination Covenants. Notwithstanding any other provision in the Plan, to the extent any Award may remain outstanding under the terms of the Plan after termination of the Participant’s employment or service, the Award will nevertheless expire as of the date that the former Employee, Director or Consultant violates any covenant not to compete or any other post-termination covenant (including without limitation any nonsolicitation, nonpiracy of employees, nondisclosure, nondisparagement, works-made-for-hire or similar covenants) in effect between the Company and/or any Subsidiary thereof, on the one hand, and the former Employee, Director or Consultant on the other hand, as determined by the Administrator.

(h)	Leave of Absence. To the extent approved by the Administrator (either specifically or pursuant to rules adopted by the Administrator) or otherwise required by applicable law, the active employer-employee or other active service-providing relationship between the Participant and the Company or an Eligible Subsidiary shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence. For the avoidance of doubt, the Administrator, in its sole discretion, may determine that a Participant’s leave of absence to complete a course of study will not constitute termination of employment for purposes of the Plan. Further, during any approved leave of absence, the Administrator shall have sole discretion to provide (either specifically or pursuant to rules adopted by the Administrator) that the vesting of any Awards held by the Participant shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable), and shall not resume until and unless the Participant returns to active employment prior to the expiration of the term (if any) of the Awards, subject to any requirements of applicable laws or contract. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of active employment or service.

13.	Award Agreements. The Administrator will communicate the material terms and conditions of an Award to the Participant in any form it deems appropriate, which may include the use of an Award Agreement that the Administrator may require the Participant to sign. To the extent the Award Agreement is inconsistent with the Plan, the Plan will govern. The Award Agreements may contain special rules, particularly for Participants located outside the United States. To the extent the Administrator determines not to document the terms and conditions of an Award in an Award Agreement, the terms and conditions of the Award shall be as set forth in the Plan and in the Administrator’s records.

14.	Award Holder. During the Participant’s lifetime and except as provided under Section 22 of the Plan, only the Participant or his/her duly appointed guardian may exercise or hold an Award (other than nonforfeitable shares of Common Stock). After the Participant’s death, the personal representative of his or her estate or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original Participant seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.

15.	Performance Rules. Subject to the terms of the Plan, the Administrator will have the authority to establish and administer performance-based grant and/or vesting conditions and Performance Objectives with respect to such Awards as it considers appropriate. Notwithstanding satisfaction of applicable Performance Objectives, the number of shares of Common Stock or other benefits received under an Award that are otherwise earned upon satisfaction of such Performance Objectives may be reduced or increased by the Administrator on the basis of such further considerations that the Administrator in its sole discretion shall determine.

16.	Adjustments upon Changes in Capital Stock. Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration, the Administrator shall make a proportionate and appropriate adjustment as the Administrator in its sole discretion deems to be appropriate, in any of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (a) the kind and number of shares of Common Stock, other securities or property or the amount of cash subject to each outstanding Award; (b) the Exercise Price or purchase price of any outstanding Award; and (c) the aggregate number of shares of Common Stock which thereafter may be made the subject of Awards, including the limit specified in Section 5(a) of the Plan regarding the number of shares available for Awards.

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make a proportionate and appropriate adjustment as the Administrator in its sole discretion deems to be appropriate to the items set forth in any of subsections (a) through (c) in the preceding paragraph in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Section 16 specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

17.	Substantial Corporate Change.

(a)	Definition. A Substantial Corporate Change means the consummation of:

(i)	the dissolution or liquidation of the Company; or

(ii)	the merger, consolidation, or reorganization of the Company with one or more corporations, limited liability companies, partnerships or other entities in which the Company is not the surviving entity (other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger, consolidation or reorganization and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity); or

(iii)	the sale of all or substantially all of the assets of the Company to another person or entity; or

(iv)	any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

For the avoidance of doubt, the Spin-Off will not constitute a Substantial Corporate Change.

(b)	Treatment of Awards. Upon a Substantial Corporate Change, the Plan and any forfeitable portions of the Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided. Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, the Administrator will either:

(i)	provide that Optionees or holders of SARs will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of an Option or SAR, whether or not they had previously become exercisable; or

(ii)	for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the Participant of an amount in cash, cash equivalents, or successor equity interests substantially equal to the value of the Award under the transaction as determined by the Administrator (minus, for Options and SARs, the Exercise Price for the shares covered by the Option or SAR (and for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings)).

18.	Participants Outside the United States. To comply with the laws in other countries in which the Company or any of its Subsidiaries operates or has Employees, Directors or Consultants, the Administrator, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries shall be covered by the Plan;

(b)	Determine which Participants outside the United States are eligible to participate in the Plan;

(c)	Either initially or by amendment, modify the terms and conditions of any Award granted to any Participant outside the United States;

(d)	Either initially or by amendment, establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)	Either initially or by amendment, take any action that it deems advisable to obtain approval or comply with any applicable government regulatory exemptions or approvals.

Although in establishing such sub-plans, terms or procedures, the Company may endeavor to (i) qualify an Award for favorable foreign tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

19.	Legal Compliance. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements imposed by federal, state, local and foreign securities laws and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. The Company shall have no obligation to issue shares of Common Stock issuable under the Plan or deliver evidence of title for shares of Common Stock issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary, and completion of any registration or other qualification of the shares of Common Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares of Common Stock. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by federal, state, local or foreign laws, rules, or regulations, or by any applicable regulatory agencies or stock exchanges.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and all regulations and rules the U.S. Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted, vested and exercised, only in a way that conforms to such laws, rules, and regulations.

20.	Purchase for Investment and Other Restrictions. Unless a registration statement under the Securities Act covers the shares of Common Stock a Participant receives under an Award, the Administrator may require, at the time of such grant and/or exercise and/or lapse of restrictions, that the Participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares of Common Stock are registered under the Securities Act, the Participant must acknowledge:

(a)	that the shares of Common Stock received under the Award are not so registered;

(b)	that the Participant may not sell or otherwise transfer the shares of Common Stock unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act; and

(c)	such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable federal, state, local and foreign securities laws, rules and regulations.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

21.	Tax Withholding. The Participant must satisfy all applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership or nonforfeitability under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from the Participant’s compensation, the Participant must pay the Company, with a cashier’s check or certified check or by wire transfer of immediately available funds, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price or lapse of restrictions, as applicable. If the Administrator so determines, the Participant may instead satisfy the withholding obligations at the Administrator’s election, including (a) by directing the Company to retain shares of Common Stock from the Option or SAR exercise, RSU vesting or release of the Award, (b) by directing the Company to sell or arrange for the sale of shares of Common Stock that the Participant acquires at the Option or SAR exercise or release of the Award, (c) by tendering previously owned shares of Common Stock, (d) by attesting to his or her ownership of shares of Common Stock (with the distribution of net shares), or (e) by having a broker tender to the Company cash equal to the withholding taxes, subject in each case to a withholding of no more than the minimum applicable tax withholding rate or such other rate that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

22.	Transfers, Assignments or Pledges. Unless the Administrator otherwise approves in advance in writing or as set forth below, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the Participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 under the Exchange Act, the Participant may not transfer or pledge shares of Common Stock acquired under an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its sole discretion, expressly provide that a Participant may transfer his or her Award, without receiving consideration, to (a) members of the Participant’s immediate family, children, grandchildren, or spouse, (b) a trust in which the Participant and/or such family members collectively have more than 50% of the beneficial interest, or (c) any other entity in which the Participant and/or such family members own more than 50% of the voting interests.

23.	Amendment or Termination of Plan and Awards. The Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment may have a material adverse effect on any Participant or beneficiary with respect to any previously declared Award, unless the Participant’s or beneficiary’s consent is obtained. Except as required by law or by Section 16 of the Plan in the event of a Substantial Corporate Change, the Administrator may not, without the Participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to have a material adverse effect on the Participant or beneficiary. Notwithstanding the foregoing to the contrary, the Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally modify the Plan and any Awards made thereunder to ensure all Awards and Award Agreements provided to Participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A including, but not limited to, the ability to increase the exercise or purchase price of an Award (without the consent of the Participant) to the Fair Market Value on the date the Award was granted; provided, however, that the Company makes no representations that the Plan or any Awards will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Plan or any Award made thereunder.

24.	Privileges of Stock Ownership. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such Participant.

25.	Effect on Other Plans. Whether receiving or exercising an Award causes the Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

26.	Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a Director, Employee, or agent of the Company or any of its Subsidiaries shall be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he or she executes in such other capacity. The Company will indemnify and hold harmless each Director, Employee, or agent of the Company or any of its Subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

27.	No Employment Contract. Nothing contained in this Plan constitutes an employment contract between the Company and any Participant. The Plan does not give any Participant any right to be retained in the Company’s employ or service, nor does it enlarge or diminish the Company’s right to terminate the Participant’s employment or service.

28.	Governing Law. The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation. Any dispute that arises with respect to this Plan or any Award granted under this Plan shall be conducted in the courts of New Castle County in the State of Delaware, or the United States Federal court for the District of Delaware.

29.	Duration of Plan. The Plan shall become effective as of the Effective Date, and except as otherwise expressly provided by the Administrator, shall govern all Awards previously or subsequently granted hereunder. Unless the Board extends the Plan’s term, the Administrator may not grant Awards under the Plan after the tenth anniversary of the Effective Date. The Plan will then continue to govern unexercised and unexpired Awards.

30.	Recoupment. Notwithstanding any other provisions in the Plan, each Award granted under the Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement or pursuant to any policy adopted by the Company, as approved by the Board, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy adopted by the Company.

31.	Section 409A Requirements. The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Code Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Code Section 409A. Any payments described in the Plan that are due within the “short term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A.